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                                                                    EXHIBIT 99.1

HOUSEHOLD FINANCE CORPORATION AND SUBSIDIARIES

SELECTED DEBT SECURITIES RATING

                                                      Standard         Moody's
                                                      & Poor's       Investors
                                                   Corporation         Service   Fitch, Inc. (2)
                                                 -------------   -------------   ---------------
Household Finance Corporation
     Senior debt                                            A-              A2               A
     Senior subordinated debt                             BBB+              A3              A-
     Commercial paper                                      A-2             P-1             F-1

Household Bank (Nevada), N.A. (1)
     Senior debt                                            A-              A2               A
                                                 -------------   -------------   -------------




(1) On July 1, 2002, Household Bank (Nevada), N.A. was merged with and into Household Bank (SB), N.A.

(2)      All ratings on Ratings Watch Negative.